UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

April 25, 2012

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 25, 2012, The PNC Financial Services Group, Inc. (“PNC”) completed the previously announced redemption of $300,000,000 of capital securities issued by PNC Capital Trust D (NYSE:PNU) (CUSIP 69350H202) and the related redemption of 6.125% Junior Subordinated Deferrable Interest Debentures issued by PNC to PNC Capital Trust D. The 6.125% Junior Subordinated Deferrable Interest Debentures are currently designated as the covered debt under the replacement capital covenant executed on February 13, 2008 in connection with the issuance by PNC of $450,010,000 of its 7  3/4% Junior Subordinated Notes due March 15, 2068 and the related issuance by PNC Capital Trust E of $450,000,000 aggregate liquidation amount of its 7  3/4% Trust Preferred Securities (the “RCC”). This redemption resulted in a redesignation of the series of covered debt benefitting from the RCC.

Effective April 25, 2012, PNC’s 6 7/8% Subordinated Notes due May 15, 2019 (CUSIP 635405AM5), became the covered debt with respect to and in accordance with the terms of the RCC. These notes were originally issued by National City Corporation and became obligations of PNC when National City Corporation merged into PNC.

The RCC is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
Name: Gregory H. Kozich
Title: Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Replacement Capital Covenant of The PNC Financial Services Group, Inc., dated February 13, 2008	Incorporated by reference to Exhibit 99.1 of PNC’s Current Report on Form 8-K filed February 13, 2008